UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685 (Commission File Number)	37-1434895 (IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Cash Payments under the 2009 Management Incentive Plan, Grant of Stock Options, 2010 Annual Base Salaries and the 2010 Management Incentive Plan
     On February 8, 2010, the Compensation Committee of our Board of Directors approved the following compensation for our named executive officers:
•	2009 cash incentive payments under our 2009 Management Incentive Plan, as amended, or the 2009 MIP;

•	non-statutory stock option grants under our 2007 Equity Incentive Plan;

•	2010 annual base salaries, effective as of January 1, 2010; and

•	the 2010 Management Incentive Plan, or the 2010 MIP, and 2010 target cash bonus compensation under the 2010 MIP.
The following table sets forth the applicable 2009 cash incentive payments, non-statutory stock option grants and 2010 annual base salaries and target cash incentive compensation for our named executive officers:

	2009 Cash	Stock Option		2010 Target Cash
	Incentive	Grant Date Fair	2010 Annual Base	Incentive
Name	Payment ($)	Value ($)(1)	Salary ($)	Compensation ($)
Philip E. Soran	$299,069	$950,000	$360,000	$360,000
Chairman, President and Chief Executive Officer
John P. Guider	163,472	510,000	290,000	185,000
Chief Operating Officer
Lawrence E. Aszmann	96,205	430,000	240,000	100,000
Chief Technology Officer
John R. Judd	120,143	475,000	260,000	140,000
Chief Financial Officer
Brian P. Bell	244,020 (2)	475,000	230,000	285,000 (3)
Vice President, Worldwide Sales

(1)	Represents the grant date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Stock Compensation (formerly SFAS No. 123(R)), or ASC Topic 718, of a stock option to be granted under our 2007 Equity Incentive Plan on February 17, 2010. The number of shares subject to the stock option grant will be determined based on a Black-Scholes option pricing model, with the exercise price of each stock option equal to the closing price of our common stock as reported on the New York Stock Exchange on February 17, 2010. Each option will vest on a monthly basis over a period of four years beginning on February 17, 2010 and will have a seven year term.

(2)	Represents $144,304 earned by Mr. Bell during 2009 under our sales commission plan and $99,716 earned pursuant to our 2009 MIP.

(3)	Includes a target of $171,000 under our sales commission plan and a target of $114,000 pursuant to our 2010 MIP.
On February 8, 2010, the Compensation Committee revised the profitability criteria (or non-GAAP net income) under the 2009 MIP, to also exclude expenses related to income tax provisions for 2009. Previously, non-GAAP net income excluded only share-based compensation pursuant to ASC Topic 718. The foregoing description of the amendment to the 2009 MIP is qualified in its entirety by the terms and conditions of the 2009 MIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Our 2007 Equity Incentive Plan and Form of Option Grant Notice and Form of Option Agreement are filed as Exhibits 10.5 and 10.6, respectively, to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 2, 2007.
2010 Management Incentive Plan
The 2010 MIP sets forth the performance objectives against which our named executive officers and other members of management will be evaluated during 2010. The performance criteria for 2010 and the relative weightings for each component as a percentage of each named executive officer’s target cash incentive compensation under the 2010 MIP, is as follows:

2010 MIP Performance Criteria	Weighting
Revenue	60%
Non-GAAP operating income	20%
Individual objectives	20%
Under the 2010 MIP with regard to the revenue performance criteria, or the Revenue Target, our named executive officers will be eligible to receive a portion of their cash incentive payments under the 2010 MIP attributable to the Revenue Target, or the Revenue Cash Payment, as follows:

Portion of the Revenue Cash Payment	Portion of the Revenue Target
4.0% of the Revenue Cash Payment for each 1.0% of revenue recognized	85-90% of the Revenue Target

6.0% of the Revenue Cash Payment for each 1.0% of revenue recognized	90-95% of the Revenue Target

10.0% of the Revenue Cash Payment for each 1.0% of revenue recognized	95-100% of the Revenue Target

6.0% of the Revenue Cash Payment for each 1.0% of revenue recognized	100-105% of the Revenue Target

10.0% of the Revenue Cash Payment for each 1.0% of revenue recognized	Over 105% of the Revenue Target
The achievement against the Revenue Target shall be determined based on the Company’s audited financial statements for the year ended December 31, 2010 as determined in accordance with generally accepted accounting principles in the United States (or GAAP).
Under the 2010 MIP with regard to the non-GAAP operating income performance criteria our named executive officers will be eligible to receive 50% of their cash incentive payments under the 2010 MIP allocated to this criteria upon achievement of 75% of the non-GAAP operating income target, or the Profitability Threshold. Upon achievement of each additional 1% above the Profitability Threshold, our named executive officers will receive an additional 2% of their target cash payment allocated to this criteria. Under the 2010 MIP “non-GAAP operating income” is defined as the Company’s operating income as determined in accordance with GAAP for the year ended December 31, 2010 as adjusted to exclude share-based compensation pursuant to ASC Topic 718.
None of the performance criteria have a cap on the maximum payment that could be received by a named executive officer pursuant to the 2010 MIP.
The foregoing description of the 2010 MIP is qualified in its entirety by the terms and conditions of the 2010 MIP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description

10.1	2009 Management Incentive Plan, as amended.

10.2	2010 Management Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: February 12, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	2009 Management Incentive Plan, as amended.

10.2	2010 Management Incentive Plan.